Exhibit 99.1

Y-mAbs Announces Update on SADA Technology and New Preclinical SADA Construct

New York, NY, July 14, 2020 (GLOBE NEWSWIRE) – Y-mAbs Therapeutics, Inc. (the “Company” or “Y-mAbs”) (Nasdaq: YMAB) a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer, today announced that Brian H. Santich, PhD, from Memorial Sloan Kettering (“MSK”) will present an update on the Company’s SADA technology platform at the Society of Nuclear Medicine and Molecular Imaging (“SNMMI”) Virtual Annual Meeting on July 14, 2020. The SADA technology was licensed by the Company from MSK and Massachusetts Institute of Technology (“MIT”) earlier this year.

Dr. Santich will present how the SADA technology’s 2-step payload delivery can be achieved in an in-vitro setting, where tumors were shown to shrink or completely disappear, while other tissues were spared. No clearing agent was needed, and no significant toxicity to bone marrow, kidneys or liver tissues was observed. We believe that the SADA technology may allow for rapid clearance of the compound, while maintaining high target uptake, and thereby causing less immunogenicity. In addition, the SADA technology appears to be modular, whereby any DOTA-modified radioactive payload combined with any therapeutic antibody seems possible.

“We are excited about the prospects of SADA technology, and this far we have four SADA targets in pre-clinical development. This includes our new construct, B7-H3 SADA, which we intend to use for the treatment of prostate cancer,” stated Thomas Gad, Founder, Chairman and President.

Dr. Claus Moller, Chief Executive Officer, continued, “We look forward to further advancing the SADA technology, and plan to submit the first IND for a SADA construct in 2021. We have high hopes to see Liquid RadiationTM transform today’s cancer treatments.”

Researchers at MSK including Dr. Santich, developed the SADA technology for radioimmunotherapy, which is exclusively licensed by MSK to Y-mAbs.  Dr. Santich has intellectual property rights and interests in the technology, and as a result of this licensing arrangement, MSK has institutional financial interests in the technology and Y-mAbs.

About Y-mAbs

Y-mAbs is a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer. The Company has a broad and advanced product pipeline, including two pivotal-stage product candidates naxitamab and omburtamab—which target tumors that express GD2 and B7-H3, respectively.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our business model and development and commercialization plans; current and future clinical and pre-clinical studies and our research and development programs; regulatory, marketing and reimbursement approvals; rate and degree of market acceptance and clinical utility as well as pricing and reimbursement levels; retaining and hiring key employees; our commercialization, marketing and manufacturing capabilities and strategy; our intellectual property position and strategy; additional product candidates and technologies; collaborations or strategic partnerships and the potential benefits thereof; expectations related to the use of our cash and cash equivalents, and the need for, timing and amount of any future financing transaction; our financial performance, including our estimates regarding revenues, expenses, capital expenditure requirements; developments relating to our competitors and our industry; and other statements that are not historical facts. Words such as ‘‘anticipate,’’ “appear,” ‘‘believe,’’ “contemplate,” ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘should,’’ ‘‘target,’’ “will”, ‘‘would’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our product candidates and related technologies are novel approaches to cancer treatment that present significant challenges. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including but not limited to: risks associated with our financial condition and need for additional capital; risks associated with our development work; cost and success of our product development activities and clinical trials; the risks of delay or failure to receive approval of our drug candidates; the risks related to commercializing any approved pharmaceutical product including the rate and degree of market acceptance of our product candidates; development of our sales and marketing capabilities and risks associated with failure to obtain sufficient reimbursement for our products; the risks related to our dependence on third parties including for conduct of clinical testing and product manufacture; our inability to enter into partnerships; the risks related to government regulation; risks related to market approval, risks associated with protection of our intellectual property rights; risks related to employee matters and managing growth; risks related to our common stock and other risks and uncertainties affecting the Company including those described in the "Risk Factors" section included in our Annual Report on Form 10-K and in our other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Y-mAbs Therapeutics, Inc. 230 Park Avenue, Suite 3350 New York, NY 10169 USA +1 646 885 8505 E-mail: info@ymabs.com